Exhibit 10.12

Amendment to Lease Agreement

This Amendment to Lease Agreement (the “Amendment”) is entered into as of December 4, 2024, by and between AURA COMMERCIAL, LLC., a Florida liability company (“Landlord”) and JFB CONSTRUCTION & DEVELOPMENT, INC., a Florida corporation (“Tenant”), collectively referred to as the “Parties.”

WHEREAS, the Parties entered into a Lease Agreement dated March 29, 2024 (the “Lease”) for the property located at 1300 S. Dixie, Suite B, Lantana, Florida (the “Center”); and

WHEREAS, the Lease includes an Option to Purchase described in Article 26 of the Lease; and

WHEREAS, the Parties desire to amend the Lease to extend the timeframe in which Tenant may exercise the Option to Purchase the Center.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1. Amendment to Article 26

Article 26.1 of the Lease is hereby replaced in its entirety as follows:

26.1 Option. Tenant is hereby granted by the Landlord the option to purchase the Center for the purchase price of Four Million Two Hundred Fifty Thousand and no/100 Dollars ($4,250,000.00). Tenant may exercise the option to purchase by providing written notice to Landlord so that closing may take place no later than December 31, 2025 in accordance with the last sentence of this Section. The purchase price shall be paid “all cash” at the closing. Closing costs shall be allocated between the parties as is customary in the State of Florida. Landlord shall convey the Center to Tenant by special warranty deed and the Center shall be free and clear from all claims, liens and encumbrances. The closing on the purchase of the Center shall take place on the earlier to occur of (i) ninety (90) days after the Tenant exercises the option to purchase the Center; or (ii) December 31, 2025.

All other terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

Landlord: AURA COMMERCIAL, LLC

By: /s/ Joseph F. Basile, III
Name: Joseph F. Basile, III, President
Date: 12/4/24

Tenant: JFB CONSTRUCTION & DEVELOPMENT, INC

By: /s/ Ruben Calderon
Name: Ruben Calderon, CFO

Date: 12/4/24